Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 526 to the Registration Statement on Form N–1A of Fidelity Salem Street Trust: Fidelity Corporate Bond Fund of our report dated October 12, 2021; Fidelity U.S. Bond Index Fund, Fidelity Series Short-Term Credit Fund, Fidelity Flex U.S. Bond Index Fund, Fidelity Series Bond Index Fund of our report dated October 13, 2021; Fidelity Series Government Money Market Fund, Fidelity Flex Short-Term Bond Fund, and Fidelity SAI Short-Term Bond Fund of our report dated October 14, 2021; Fidelity Investment Grade Bond Fund, Fidelity Short-Term Bond Fund, Fidelity Series Investment Grade Bond Fund, and Fidelity SAI Total Bond Fund of our report dated October 15, 2021, relating to the financial statements and financial highlights included in the August 31, 2021 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 21, 2021